UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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            Definitive Proxy Statement

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            Soliciting Materials Pursuant to § 240.14a-11(c) or § 240.14a-12

TOR Minerals International, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TOR Minerals International, Inc.
722 Burleson Street
Corpus Christi, Texas  78402

Supplement to Proxy Statement dated July 15, 2009

August 19, 2009

This document is a supplement (this “Supplement”) to our Proxy Statement dated July 15, 2009 (the “Proxy Statement”) furnished to our stockholders of record at the close of business on June 24, 2009 in connection with our 2009 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Friday, August 21, 2009. The purpose of this Supplement is to inform you about some additional terms and conditions relating to one of the proposed matters to be submitted to a vote of the stockholders at the Annual Meeting.

In connection with Proposal Five in the Proxy Statement, “To approve the potential issuance of shares of our Common Stock issuable upon the conversion of Debentures and Warrants to purchase shares of our Common Stock to be sold in a private placement,” Nasdaq interpretative guidance requires us to include a maximum potential discount in stockholder proposals such as this one. The actual discount, if any, subject to the maximum discount, will be determined by our board of directors and will depend upon market conditions at the time of the financing or financings. Therefore, in addition to the other terms and conditions described in Proposal Five, we are also seeking approval for up to a 30% discount from the greater of book or market value of our common stock in the potential private placement transactions described in Proposal Five in accordance with the Nasdaq Marketplace Rules. In addition, we wish to inform you that generally, under published Nasdaq interpretative guidance, general authorizations by the stockholders for purposes of Nasdaq Marketplace Rules 5635(b) and 5635(d) for transactions such as those covered by Proposal Five will be effective only if limited to transactions which are completed within three months of the approval.

Important Information

We filed a definitive Proxy Statement with the Securities and Exchange Commission on July 14, 2009 in connection with the Annual Meeting. Stockholders are strongly advised to read the Proxy Statement carefully, as it contains important information. This Supplement to the Proxy Statement should be read together with the Proxy Statement.

We and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the Annual Meeting. Information concerning such participants is available in the Proxy Statement. You may obtain, free of charge, copies of our Proxy Statement and any other documents we file with or furnish to the Securities and Exchange Commission in connection with the Annual Meeting of Stockholders through the Securities and Exchange Commission’s website at www.sec.gov. We also will provide to any person, without charge, upon written or oral request, a copy of this Supplement.  Such requests should be sent to our Corporate Secretary, at 722 Burleson Street, Corpus Christi, Texas 78402 or by phone at (361) 883-5591.